AMENDMENT NO. 1 TO CAPITAL ON DEMAND™ SALES AGREEMENT

July [], 2017
[Sales Agent]
[Address]

Ladies and Gentlemen:

Preferred Apartment Communities, Inc. (the “Company”), and [Sales Agent], are parties to that certain Capital on DemandTM Sales Agreement dated May 4, 2016 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.Section 1 of the Original Agreement is hereby amended to replace:

“The Company has also entered into a separate Sales Agreement of even date herewith (the “Alternative Sales Agreement”), pursuant to which it may, from time to time during the term of such Alternative Sales Agreement, issue and sell through or to [Alternative Agents] (the “Alternative Agent”), as sales agent and/or principal. The aggregate offering price of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Sales Agreement shall not exceed the Maximum Amount.”

With,

“The Company has also entered into separate Sales Agreements (the “Alternative Sales Agreements”), pursuant to which it may, from time to time during the term of such Alternative Sales Agreements, issue and sell through or to [Alternative Agents]. (the “Alternative Agent”), as sales agent and/or principal. The aggregate offering price of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Sales Agreements shall not exceed the Maximum Amount.”

2.Section 6(vv) of the Original Agreement is hereby amended to replace:

“No Agreements with Agents. Except as described in the Registration Statement or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential agents in the offering of Placement Shares and/or any related persons.”

With,

“No Agreements with Agents. Except as described in the Registration Statement or the Prospectus, and except for the Alternative Sales Agreements, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential agents in the offering of Placement Shares and/or any related persons.”

3.Section 6(f)(2) of the Original Agreement is hereby amended to replace:

“The Company has no Subsidiaries other than those listed on Schedule 5(e) to this Agreement. Except as set forth in the Registration Statement and the Prospectus, (i) the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, security interests, charges, pledges or similar encumbrances (“Liens”), and (ii) comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights of first refusal and other similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries.”

With,

“The Company has no Subsidiaries other than those listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Except as set forth in the Registration Statement and the Prospectus, (i) the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, security interests, charges, pledges or similar encumbrances (“Liens”), and (ii) comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights of first refusal and other similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries.”

4.Schedule 5(e) is hereby deleted.

5.All references to “May 4, 2016” set forth in Schedule 1 and Exhibit 7(m) of the Original Agreement are revised to read “May 4, 2016 (as amended by Amendment No. 1 to Capital on Demand™ Sales Agreement, dated July [], 2017)”.

6.Section 13 of the Original Agreement is hereby amended to replace,

["Old Contact Information"]

With,
“[Insert New Contact Information]"

7.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

8.Consent. By its execution of this amendment,[Sales Agent] hereby consents to the addition of [Insert New Alternative Agents] as Alternative Agents and consents to the Company entering into Additional Sales Agreements with such Alternative Agents.

9.Entire Agreement; Amendment; Severability. This Amendment No. 1 together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) shall continue to refer to the time of execution of the Original Agreement.

10.Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.Waiver of Jury Trial. The Company and [Sales Agent] each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

12.Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and [Sales Agent], please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and [Sales Agent].

Very truly yours,

PREFERRED APARTMENT COMMUNITIES, INC.

By:    _________________________
Name:
Title:

[SALES AGENT]

By:    __________________________
Name:
Title: